Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 8
TO
RECEIVABLES PURCHASE AGREEMENT
     THIS AMENDMENT NO. 8 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of March 18, 2011, is entered into among HBI RECEIVABLES LLC, as seller (“Seller”), HANESBRANDS INC., in its capacity as servicer (in such capacity, the “Servicer”), the Committed Purchasers party hereto, the Conduit Purchasers party hereto, the Managing Agents party hereto, and HSBC SECURITIES (USA) INC. (“HSBC”), as assignee of JPMORGAN CHASE BANK, N.A., as agent (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Purchase Agreement” referred to below.
PRELIMINARY STATEMENTS
          A. Reference is made to that certain Receivables Purchase Agreement dated as of November 27, 2007 among Seller, Servicer, the Committed Purchasers, the Conduit Purchasers, the Managing Agents and the Agent (as amended prior to the date hereof and as the same may be further amended, restated, supplemented or modified from time to time, the “Purchase Agreement”).
          B. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend certain provisions of the Purchase Agreement upon the terms and conditions set forth herein.
     SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree to amend the Purchase Agreement as follows:
     (a) Section 13.1(b)(i) of the Purchase Agreement is herby amended to delete clause (G) in its entirety and replace it with the following:
     (G) change the definition of “Delinquency Ratio,” “Dilution Ratio,” “Combined Reserve,” “Eligible Receivable,” “Loss-to-Liquidation Ratio,” or “Yield and Servicer Fee Reserve”
     (b) Exhibit I to the Purchase Agreement is hereby amended to delete clause (a)(i) of the definition of “Concentration Limit” in its entirety and replace it with the following:
     (i) 5.00% or
     (c) Exhibit I to the Purchase Agreement is hereby amended to add the following definitions in correct alphabetical order:
* PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST

     “Combined Reserve” means, at any time, an amount equal to the Combined Reserve Percentage multiplied by the Net Receivables Balance at such time.
     “Combined Reserve Percentage” means, at any time, the amount expressed as a percentage equal to the greater of (i) the sum of the Dynamic Dilution Reserve Percentage and the Dynamic Loss Reserve Percentage and (ii) the sum of the Dilution Reserve Floor Percentage and the Loss Reserve Floor Percentage.
     “Dilution Horizon Ratio” means, at any time, the amount equal to (i) the aggregate Original Balance of all Receivables generated by all Originators during the most recently ended one and one-half (1.5) Calendar Month-period divided by (ii) the Net Receivables Balance as of the last day of such Calendar Month; provided that any Managing Agent may specify such other period of time in clause (i) above upon three (3) Business Days’ prior written notice to the other parties hereto at any time within two (2) months after the date on which the Managing Agents receive the results of any annual audit report prepared at the request of any Managing Agent pursuant to Section 7.1(d), provided, that no Managing Agent may specify any such other period of time unless such other period of time is reasonably based upon and verified by the results of any such annual audit report.
     “Dilution Reserve Floor Percentage” means, at any time, a percentage equal to the product of (i) the Expected Dilution Ratio at such time and (ii) the Dilution Horizon Ratio at such time.
     “Dynamic Dilution Reserve Percentage” means at any time, the amount expressed as a percentage and calculated in accordance with the following formula:
     DDRP = (SF x ED) + ((DS — ED) x (DS / ED)) x DHR
     where:
     SF       =       the Stress Factor at such time.
     ED       =       the Expected Dilution Ratio as such time
     DS       =       the highest two (2) consecutive month average of the Dilution Ratios during the immediately preceding twelve months.
    DHR     =       the Dilution Horizon Ratio at such time.
     “Dynamic Loss Reserve Percentage” means, at any time, the amount expressed as a percentage and calculated in accordance with the following formula

     DLRP = LR x LHR x SF
     where:
     LR       =       the greatest three-month average Default Ratio during the immediately preceding 12-month period.
     LHR   =       the aggregate Original Balance of all Receivables generated by all Originators during the three and one-half (3.5) Calendar Months ending as of the last day of the most recently ended Calendar Month immediately preceding such time divided by the Net Receivables Balance as of the last day of the most recently ended Calendar Month.
     SF       =       the Stress Factor at such time.
     “Expected Dilution Ratio” means, as of any date, the average of the Dilution Ratios for the twelve (12) months most recently ended at such time.
     “Loss Reserve Floor Percentage” means, at any time, the product of (i) 5 and (ii) the percentage set forth in clause (a)(i) of the definition of Concentration Limit.
     “Servicer Fee Reserve Percentage” means, at any time, for purposes of calculating the Yield and Servicer Fee Reserve, an amount equal to the product of (a) the per annum rate upon which the Servicing Fee is calculated and (b) the Three-Month Rolling Average Turnover Ratio divided by 360.
     “Three-Month Rolling Average Turnover Ratio” means, at any time, the average of the Turnover Ratios for the three most recently ended Calendar Months.
     “Turnover Ratio” means, at any time, the product of (i) the aggregate Outstanding Balance of all Receivables as of the end of the most recently ended Calendar Month divided by the aggregate amount of Collections received during such Calendar Month and (ii) 30.
     “Yield and Fee Reserve Percentage” means, at any time, a percentage equal to:
     (2L + AM + PF) x (RATR / 360)
     where:
     2L       =       two times the one-month LIBO in effect at such time.
     AM      =       the Applicable Margin in effect at such time.
     PF        =       the percentage set forth in Section 3.1(a) of the Fee Letter as in effect at such time.
     RATR =       the Three-Month Rolling Average Turnover Ratio for the most recently ended Calendar Month.
     “Yield and Servicer Fee Reserve” means, at any time, an amount equal to the sum of (a) the product of (i) the Yield and Fee Reserve Percentage at such time and (ii) Capital outstanding at such time plus (b) the product of (i) the Servicer Fee Reserve Percentage at such time and (ii) the aggregate Outstanding Balance of all Receivables at such time.
     (d) Exhibit I to the Purchase Agreement is hereby amended to delete the definitions of “Aggregate Reserves,” “Facility Termination Date” and “Purchase Limit” in their entirety and replace them with the following:
     “Aggregate Reserves” means, on any date of determination, the sum of the Combined Reserve and the Yield and Servicer Fee Reserve.
     “Facility Termination Date” means the earliest to occur of (i) March 16, 2012, and (ii) the Amortization Date.
     “Purchase Limit” means $225,000,000.
     (e) The definition of “Eligible Receivable” in Exhibit I to the Purchase Agreement is hereby amended to: (i) add the word “and” at the end of clause (iv)(A), (ii) to delete the “; and” and replace it with “.” at the end of clause (iv)(B), and (iii) to delete clause (iv)(C) in its entirety.
     (f) Exhibit I to the Purchase Agreement is hereby amended to delete the “3.00%” appearing in clause (v) of the definition of “Eligible Receivable” and replace it with “5.00%”.
     (g) Exhibit I to the Purchase Agreement is hereby amended to delete the definitions of “Dilution Reserve”, “Dilution Reserve Floor”, “Dilution Reserve Percentage”, “Loss Reserve”, “Loss Reserve Floor”, “Loss Reserve Percentage” and “Yield and Servicing Fee Reserve”, in their entirety.
     (h) The Purchase Agreement is hereby amended to delete Schedule A in its entirety and replace it with the new Schedule A attached hereto as Annex I.
     (i) The Purchase Agreement is hereby amended to delete Schedule C in its entirety and replace it with the new Schedule C attached hereto as Annex II.
     SECTION 2. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to each of the other parties hereto, as to itself that:
     (a) It has all necessary corporate or company power and authority to execute and deliver this Amendment and to perform its obligations under the Purchase Agreement as amended hereby, the execution and delivery of this Amendment and the performance of its obligations under the Purchase Agreement as amended hereby has been duly authorized by all necessary corporate or company action on its part and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     (b) On the date hereof, before and after giving effect to this Amendment, (i) no Amortization Event or Potential Amortization Event has occurred and is continuing and (ii) the aggregate Purchaser Interests do not exceed 100%.
     SECTION 3. Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Agent or its counsel has received five (5) counterpart signature pages to this Amendment executed by each of the parties hereto.
     SECTION 4. Reference to and Effect on the Transaction Documents.
     (a) Upon the effectiveness of this Amendment, (i) each reference in the Purchase Agreement to “this Receivables Purchase Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Purchase Agreement as amended or otherwise modified hereby, and (ii) each reference to the Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Purchase Agreement as amended or otherwise modified hereby.
     (b) Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent, any Managing Agent or any Purchaser under the Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
     SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic format shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
     SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     SECTION 8. Fees and Expenses. Seller hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Agent, the Managing Agents or Purchasers in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent, Managing Agents or Purchasers with respect thereto.
[Remainder of Page Deliberately Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

HBI RECEIVABLES LLC, as Seller

By:	/s/ James M. Schockett

Name: James M. Schockett Title: Vice President and Treasurer

HANESBRANDS INC., as Servicer

By:	/s/ James M. Schockett

Name: James M. Schockett Title: Assistant Treasurer
Signature Page
to
Amendment No. 8 to RPA

BRYANT PARK FUNDING LLC, as a Conduit Purchaser

By:	/s/ Damian Perez

Name: Damian Perez Title: Vice-President

HSBC SECURITIES (USA) Inc., as a Managing Agent and Agent

By:	/s/ Laurie Lawler

Name: Laurie Lawler Title: Vice President

HSBC BANK PLC, as a Committed Purchaser

By:	/s/ David Harris

Name: David Harris Title: Associate Director
Signature Page
to
Amendment No. 8 to RPA

MARKET STREET FUNDING LLC, as a Conduit Purchaser

By:	/s/ Doris J. Hearn

Name: Doris J. Hearn Title: Vice President

PNC BANK, N.A., as a Committed Purchaser and as a Managing Agent

By:	/s/ William P. Falcon

Name: William P. Falcon Title: Vice President
Signature Page
to
Amendment No. 8 to RPA

ANNEX I
SCHEDULE A
PURCHASE GROUPS; COMMITMENTS; GROUP PURCHASE LIMITS

HSBC Purchase Group

Group Purchase Limit:	$112,500,000

Managing Agent:	HSBC Securities (USA) Inc.

Conduit Purchaser:	Bryant Park Funding LLC

Committed Purchaser:	HSBC Bank PLC
Commitment:	$112,500,000

PNC Purchase Group

Group Purchase Limit:	$112,500,000

Managing Agent:	PNC Bank, N.A.

Conduit Purchaser:	Market Street Funding LLC

Committed Purchaser:	PNC Bank, N.A.
Commitment:	$112,500,000

ANNEX II
SCHEDULE C
SPECIAL CONCENTRATION PERCENTAGES

Obligor Name	Special Concentration Percentage
[****]	[****]%
[****]	[****]%

**** Omitted pursuant to a confidential treatment request